ELEVENTH AMENDMENT

to the

MASTER SERVICES AGREEMENT

between

CAPITOL SERIES TRUST

and

ULTIMUS FUND SOLUTIONS, LLC

This eleventh amendment (the “Amendment”) dated as of September 10, 2019, to the Master Services Agreement dated December 21, 2016 (the “Agreement”) is made by and among Capitol Series Trust and Ultimus Fund Solutions, LLC (collectively, the “Parties”).

The Parties desire to amend the Agreement according to the terms and conditions set forth in this Amendment.

In consideration of the Parties agreement to amend their obligations in the existing Agreement, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to keep, perform, and fulfill the promises, conditions, and agreements described below:

1.	Schedule A to the Agreement is hereby amended as follows:

AMENDED SCHEDULE A

to the

Master Services Agreement

between

Capitol Series Trust

and

Ultimus Fund Solutions, LLC

Dated December 21, 2016

As Amended September 10, 2019

FUNDS

Hedeker Strategic Appreciation Fund

Fuller & Thaler Behavioral Small-Cap Equity Fund

Fuller & Thaler Behavioral Small-Cap Growth Fund

Fuller & Thaler Behavioral Mid-Cap Value Fund

Fuller & Thaler Behavioral Unconstrained Equity Fund

Fuller & Thaler Behavioral Small-Mid Core Equity Fund

Fuller & Thaler Behavioral Micro-Cap Equity Fund

Reynders, McVeigh Core Equity Fund

Alta Quality Growth Fund

Guardian Dividend Growth Fund

Cornerstone Capital Access Impact Fund

Capitol Series Trust Ultimus Master Services Agreement – Eleventh Amendment September 10, 2019

The parties duly executed this Amendment as of September 10, 2019.

	Capitol Series Trust		Ultimus Fund Solutions, LLC

By:	/s/ Matthew J. Miller	By:	/s/ Kurt Krebs
Name:	Matthew J. Miller	Name:	Kurt Krebs
Title:	President	Title:	Chief Financial Officer

Capitol Series Trust Ultimus Master Services Agreement – Eleventh Amendment September 10, 2019

Fund Accounting Fee Letter

For

Cornerstone Capital Access Impact Fund

A series of Capitol Series Trust

This Fee Letter applies to the Services provided by Ultimus Fund Solutions, LLC (“Ultimus”) to Capitol Series Trust (the “Trust”), for the Cornerstone Capital Access Impact Fund (the “Fund”), pursuant to the Master Services Agreement, dated December 21, 2016, as amended, and the Fund Accounting Addendum, dated December 21, 2016, as amended.

1.	Fees

For the Fund Accounting Services provided under the Fund Accounting Addendum, Ultimus shall be entitled to receive a fee from the Trust on the first business day following the end of each month, or at such time(s) as Ultimus shall request and the parties hereto shall agree, a fee computed with respect to the Fund as follows:

1.1.	Base fee per Fund per year as follows (assumes one share class):

Annual Base Fee*
Year 1	$[REDACTED]
Year 2	$[REDACTED]
Year 3	$[REDACTED]

*	Additional share classes are subject to additional fees.

PLUS

Average Daily Net Assets	Administration Fee
Up to $500 million	[REDACTED]%
$500 million to $1 billion	[REDACTED]%

PLUS

1.2.	Multi-Manager Fees: The Fund will pay Ultimus a fee of $[REDACTED] per annum per manager, billed monthly.

1.3.	Global or International Funds: For Global or International Funds, Ultimus charges an additional $[REDACTED] per month per Fund.

1.4.	N-CEN and N-PORT: The Trust or the Fund agrees to pay Ultimus an annual fee, beginning on the compliance date for preparing Forms N-CEN and N-PORT and to meet the requirements of Rules 30a-1 and 30b1-9 under the 1940 Act, as follows:

Cornerstone Capital

	Number of Securities	Annual Fee per fund
Equity Funds*	Less than 11	$[REDACTED] plus out of pocket charges
	11 to 500	$[REDACTED] plus out of pocket charges
	501 to 2,000	$[REDACTED] plus out of pocket charges
	Over 2,000	TBD
Fixed Income Funds	Less than 500	$[REDACTED] plus out of pocket charges
	501 to 1,000	$[REDACTED] plus out of pocket charges
	Over 1,000	TBD

*	Equity Fund is defined as any fund that has less than 25% debt exposure over the previous three-month period.

1.5.	The Fees are computed daily and payable monthly, along with any out-of-pocket expenses. The Trust agrees to pay all fees within 30 days of receipt of each invoice. Ultimus retains the right to charge interest of 1.5% on any amounts that remain unpaid beyond such 30-day period. Acceptance of such late charge shall in no event constitute a waiver by Ultimus of the Trust’s default or prevent Ultimus from exercising any other rights and remedies available to it.

2.	Monthly Per Trade Fee

The Base fees, as described above, assumes industry standard T+1 accounting and allows each Fund to execute up to 1,000 portfolio trades (i.e., purchases and sales) per month without additional fees. For portfolio trades in excess of this amount, Ultimus will charge the Fund $5.00 for each such portfolio trade.

3.	Out-Of-Pocket Expenses

In addition to the above fees, the Trust or the Fund will reimburse Ultimus for, or pay directly, certain out-of-pocket expenses incurred on the Fund’s behalf, including but not limited to, the following:

3.1	The costs of the daily portfolio-price-quotation services;

3.2	Performance reporting services;

3.3	Typesetting and printing of public documents;

3.4	Fees and expenses of other vendors and providers;

3.5	The Trust or the Fund agrees to reimburse Ultimus for any out-of-pocket expenses related to the preparation and filing of Forms N-PORT and N-CEN and to meet the requirements of Rules 30a-1 and 30b1-9 under the 1940 Act;

4.	Term

4.1	Initial Term. This Fee Letter shall continue in effect for three years from the date of this Fee Letter, dated September 10, 2019 (the “Initial Term”).

4.2	Renewal Terms. Immediately following the Initial Term, this Fee Letter shall automatically renew for successive one (1) year periods (each a “Renewal Term”).

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5.	Fee Increases

Ultimus may annually increase the fees listed above by an amount not to exceed the average annual change for the prior calendar year in the Consumer Price Index for All Urban Consumers - All Items (seasonally unadjusted) (collectively the “CPI-U”)1 plus 1.5%; provided that Ultimus gives 30-day notice of such increase to the Trust by March 1 of the then-current calendar year. The fee increase will take effect on April 1 of the then-current calendar year. Any CPI–U increases not charged in any given year may be included in prospective CPI-U fee increases in future years.

6.	Amendment

The parties may only amend this Fee Letter by written amendment signed by both parties.

The parties duly execute this Fund Accounting Fee Letter dated September 10, 2019.

	Capitol Series Trust On behalf of the Cornerstone Capital Access Impact Fund		Ultimus Fund Solutions, LLC

By:	/s/ Matthew J. Miller	By:	/s/ Kurt Krebs
Name:	Matthew J. Miller	Name:	Kurt Krebs
Title:	President	Title:	Chief Financial Officer

[1]	Using 1982-84=100 as a base, unless otherwise noted in reports by the Bureau of Labor Statistics.

Cornerstone Capital Access Impact Fund - Fund Accounting Fee Letter September 10, 2019	Page 3 of 3

Fund Administration Fee Letter

For

Cornerstone Capital Access Impact Fund

A series of Capitol Series Trust

This Fee Letter applies to the Services provided by Ultimus Fund Solutions, LLC (“Ultimus”) to Capitol Series Trust (the “Trust”), for the Cornerstone Capital Access Impact Fund (the “Fund”), pursuant to the Master Services Agreement, dated December 21, 2016, as amended, and the Fund Administration Addendum, dated December 21, 2016, as amended.

1.	Fees

1.1.	For the Fund Administration Services provided under the Fund Administration Addendum, Ultimus shall be entitled to receive a fee from the Trust on the first business day following the end of each month, or at such time(s) as Ultimus shall request and the parties hereto shall agree, a fee computed with respect to the Fund as follows (assumes one share class):

Average Daily Net Assets	Administration Fee
Up to $100 million	[REDACTED]%
$100 million to $250 million	[REDACTED]%
$250 million to $1 billion	[REDACTED]%

1.2.	The Fees stated above are subject to a monthly minimum charge of $[REDACTED] per fund during the first year, $[REDACTED] per fund during the second year, and $[REDACTED] per fund during each year thereafter.

PLUS

1.3.	Liquidity Risk Management Program.

In addition to the Fees stated above, the Trust or the Fund agrees to pay Ultimus: (i) a one-time implementation fee (payable in six equal installments) of $[REDACTED] per investment adviser, commencing with the initial compliance date, for providing assistance in connection with the adoption of the Trust’s Liquidity Risk Management Program (“LRMP”) which meets the requirements of Rule 22e-4; (ii) an annual fee, based on the schedule below, for providing assistance in connection with the maintenance of the Trust’s LRMP; and (iii) other related fees.

Annual Fee
Base Fee per investment adviser	$[REDACTED] per year
Other Related Fees
Form N-LIQUID preparation and related Board Notification	$[REDACTED] per event
Optional ICE Vantage Liquidity Indicator Module	Out of Pocket Charges

Cornerstone Capital Access Impact Fund - Fund Administration Fee Letter September 10, 2019	Page 1 of 2

1.4.	The Fees are computed daily and payable monthly, along with any out-of-pocket expenses. The Trust or Fund agrees to pay all fees within 30 days of receipt of each invoice. Ultimus retains the right to charge interest of 1.5% on any amounts that remain unpaid beyond such 30-day period. Acceptance of such late charge shall in no event constitute a waiver by Ultimus of the Trust’s default or prevent Ultimus from exercising any other rights and remedies available to it.

2.	Out-Of-Pocket Expenses

In addition to the above fees, the Trust will reimburse Ultimus for certain out-of-pocket expenses incurred on the Trust’s behalf, including but not limited to, travel expenses to attend Board meetings and any other expenses approved by the Trust (or, with respect to a Fund, its investment adviser). The Trust will be responsible for its normal operating expenses, such as federal and state filing fees, EDGARizing fees, insurance premiums, typesetting and printing of the Trust’s public documents, and fees and expenses of the Trust’s other vendors and providers.

3.	Term

3.1	Initial Term. This Fee Letter shall continue in effect for three years from the date of this Fee Letter, dated September 10, 2019 (the “Initial Term”).

3.2	Renewal Terms. Immediately following the Initial Term, this Fee Letter shall automatically renew for successive one (1) year periods (each a “Renewal Term”).

4.	Fee Increases

Ultimus may annually increase the fees listed above by an amount not to exceed the average annual change for the prior calendar year in the Consumer Price Index for All Urban Consumers - All Items (seasonally unadjusted) (collectively the “CPI-U”)2 plus 1.5%; provided that Ultimus gives 30-day notice of such increase to the Trust by March 1 of the then-current calendar year. The fee increase will take effect on April 1 of the then-current calendar year. Any CPI–U increases not charged in any given year may be included in prospective CPI-U fee increases in future years.

5.	Amendment

The parties may only amend this Fee Letter by written amendment signed by both parties.

The parties duly execute this Fund Administration Fee Letter dated September 10, 2019.

	Capitol Series Trust On behalf of the Cornerstone Capital Access Impact Fund		Ultimus Fund Solutions, LLC

By:	/s/ Matthew J. Miller	By:	/s/ Kurt Krebs
Name:	Matthew J. Miller	Name:	Kurt Krebs
Title:	President	Title:	Chief Financial Officer

[2]	Using 1982-84=100 as a base, unless otherwise noted in reports by the Bureau of Labor Statistics.

Cornerstone Capital Access Impact Fund - Fund Administration Fee Letter September 10, 2019	Page 2 of 2

Transfer Agent and Shareholder Services Fee Letter

For

Cornerstone Capital Access Impact Fund

A series of Capitol Series Trust

This Fee Letter applies to the Services provided by Ultimus Fund Solutions, LLC (“Ultimus”) to Capitol Series Trust (the “Trust”), on behalf of the Cornerstone Capital Access Impact Fund (the “Fund”), pursuant to the Master Services Agreement, dated December 21, 2016, and the Transfer Agent and Shareholder Services Addendum, dated December 21, 2016, as amended.

1.	Fees

1.1.	For the Transfer Agent and Shareholder Services provided under the Transfer Agent and Shareholder Services Addendum, Ultimus shall be entitled to receive a fee from the Trust on the first business day following the end of each month, or at such time(s) as Ultimus shall request and the parties hereto shall agree, a minimum fee or per account charge computed with respect to each Fund, whichever is greater as follows:

Transfer Agency & Shareholder Servicing, per Share Class:

Minimum Monthly Fee
1 - 25 Accounts	$[REDACTED]
26 – 100 Accounts	$[REDACTED]
In Excess of 100 Accounts	$[REDACTED]

Or

Per Open Account
Direct Accounts	$[] per year
NSCC Fund/Serv Accounts	$[] per year

Ultimus charges a $[] annual maintenance fee for IRA accounts.

1.2.	The Fees are computed daily and payable monthly, along with any out-of-pocket expenses. The Fund agrees to pay all fees within 30 days of receipt of each invoice. Ultimus retains the right to charge interest of 1.5% on any amounts that remain unpaid beyond such 30-day period. Acceptance of such late charge shall in no event constitute a waiver by Ultimus of the Trust’s default or prevent Ultimus from exercising any other rights and remedies available to it.

2.	Out-Of-Pocket Expenses

In addition to the above fees, the Fund will reimburse Ultimus or pay directly certain out-of-pocket expenses incurred on the Fund’s behalf, including but not limited to, postage, confirmations, statements, printing, telephone lines, Internet access fees, bank service charges, fund specific Fund/Serv and Networking costs, and other industry standard transfer agent expenses.

Cornerstone Capital Access Impact Fund – Transfer Agent and Shareholder Services Fee Letter September 10, 2019	Page 1 of 2

3.	Term

3.1.	Initial Term. This Fee Letter shall continue in effect for three years from the date of this Fee Letter, September 10, 2019 (the “Initial Term”).

3.2.	Renewal Terms. Immediately following the Initial Term, this Fee Letter shall automatically renew for successive one (1) year periods (each a “Renewal Term”).

4.	Fee Increases

Ultimus may annually increase the fees listed above by an amount not to exceed the average annual change for the prior calendar year in the Consumer Price Index for All Urban Consumers - All Items (seasonally unadjusted) (collectively the “CPI-U”)3 plus 1.5%; provided that Ultimus gives 30-day notice of such increase to the Trust by March 1 of the then-current calendar year. The fee increase will take effect on April 1 of the then-current calendar year. Any CPI-U increases not charged in any given year may be included in prospective CPI-U fee increases in future years.

5.	Amendment

The parties may only amend this Fee Letter by written amendment signed by both parties.

The parties duly execute this Transfer Agent and Shareholder Services Fee Letter dated September 10, 2019.

	Capitol Series Trust On behalf of the Cornerstone Capital Access Impact Fund		Ultimus Fund Solutions, LLC

By:	/s/ Matthew J. Miller	By:	/s/ Kurt Krebs
Name:	Matthew J. Miller	Name:	Kurt Krebs
Title:	President	Title:	Chief Financial Officer

[3]	Using 1982-84=100 as a base, unless otherwise noted in reports by the Bureau of Labor Statistics.

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